UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 20, 2017

HOLOGIC, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

1-36214	04-2902449
(Commission File Number)	(I.R.S. Employer Identification No.)

250 Campus Drive, Marlborough, MA	01752
(Address of Principal Executive Offices)	(Zip Code)

(508) 263-2900

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 20, 2017, Elaine S. Ullian, a member of the Board of Directors of Hologic, Inc. (the “Company”), notified the Company of her decision to not stand for re-election at the Company’s 2018 Annual Meeting of Stockholders. Ms. Ullian’s decision to not stand for re-election, which will mark her retirement from the Board after more than 16 years of distinguished service, did not involve any disagreement with the other Board members or with management. The Board and management thank Ms. Ullian for her exceptional leadership and unyielding dedication to the Company and its shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 22, 2017	HOLOGIC, INC.

	By:	/s/ John M. Griffin
John M. Griffin General Counsel